EXHIBIT 10.16
                          F.N.B. CORPORATION

                     DIRECTORS' COMPENSATION PLAN

1.   PURPOSE

     The purpose of the F.N.B. Corporation Directors' Compensation Plan
(the "Plan") is to promote the interests of F.N.B. Corporation (the "Company") and its shareholders by attracting and retaining Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders.

2.   DEFINITIONS

     "Board of Directors" means the Board of Directors of the Company or any of the Company's subsidiaries.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

     "Committee" means the Compensation Committee of the Board of Directors of the Company.

     "Director" means a member of the Board of Directors or a former member to whom fees are paid for attendance at Board or Committee meetings.

     "DRP" means the Company's Voluntary Dividend Reinvestment and Stock Purchase Plan, as amended from time to time.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Initial Period" means, as to any Director who is a Section 16 Person and who has made a Share Election, the period beginning on the date such Share Election is made and ending on the date six months following such date.

     "Prior Agreement" shall have the meaning set forth in Section 6(c) hereof.

     "Rule 16b-3" means Rule 16b-3 under the Exchange Act and any successor rule.

     "Section 16 Person" means any person who is subject to the provisions of
Section 16 of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as amended from time to time.
     "Share" means a share of common stock of the Company, par value $2.00 per share, and such other securities as may be substituted for a Share or such other securities pursuant to the adjustment provisions of Section 10.
     "Share Deferral Election" shall have the meaning set forth in Section 6(a) hereof.

     "Share Election" shall have the meaning set forth in Section 4 hereof.

3.   EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall become effective from the date approved by the Board of Directors of the Company subject to approval of the Plan by the shareholders of the Company within twelve months following such approval of the Plan by the Board of Directors. The term of the Plan shall expire on December 31, 2010.

4.   ELECTION TO RECEIVE SHARES AFTER INITIAL PERIOD

     Each Director of the Company or any subsidiary of the Company may at any time elect (a "Share Election") to receive Shares in lieu of cash as his or her sole compensation for attendance at meetings of the Board of Directors and Committees of the Board of Directors for any period after the Initial Period. Notwithstanding any contrary provision of the Plan, any Share Election (or any election made under Section 6(c) below) by a Director who is a Section 16 Person shall be irrevocable and shall be made by such Director at least six (6) months prior to the effective date of such Share Election (or Section 6(c) election). Any Share Election shall be made by a Director by executing and delivering to the Company a Share Election Notice in the form of Exhibit A hereto. The number of Shares to be granted to each Director who makes such election shall equal the number of Shares that may be purchased for (or having a market value equal to) the amount of cash otherwise payable to such Director by the Company for attendance at such meetings.

5.   PAYMENT OF FEES DURING INITIAL PERIOD

     All compensation payable to each Director who is a Section 16 Person for attendance at meetings of the Board of Directors and Committees of the Board of Directors of the Company and its subsidiaries during the Initial Period applicable to such Director ("Initial Period Fees") shall be payable in cash; provided, however, that any Director who is a Section 16 Person may elect pursuant to the following provisions to delay receipt of Initial Period Fees for six months after the Director first makes a Share Election pursuant to
Section 4 above and to receive such Initial Period Fees in Shares rather than cash.

          (a) A Director who is a Section 16 Person and who has made a Share Election may elect to delay for six months his or her receipt of all or a portion of the Initial Period Fees payable to the Director for the Initial Period preceding the effective date of such Share Election by executing and delivering to the Company, at the time the Share Election is made, a Notice of Share Election For Initial Period Fees in the form of Exhibit B hereto. Any Initial Period Fees which are the subject of such an election shall be maintained and held in a separate memorandum account and shall accumulate interest at a rate per annum equal to the longest term individual retirement account rate paid from time to time by First National Bank of Pennsylvania until the effective date of the election described in paragraph (b) below.

          (b) A Director who has executed and delivered a Notice of Share Election For Initial Period Fees pursuant to paragraph (a) above shall be deemed to have irrevocably elected to receive such Initial Period Fees in Shares rather than in cash. Such election to receive Initial Period Fees in Shares rather than cash shall become effective on the date six (6) months after the Company's receipt of the Director's Notice of Share Election For Initial Period Fees. Such Director shall be issued on the effective date of such election, in lieu of the cash amount credited to his or her memorandum account pursuant to paragraph (a) above, a number of Shares as shall be determined in accordance with
       Section 7(a) below (subject to any Share Deferral Election made by such Director pursuant to Section 6 below).

6.   DEFERRAL OF RECEIPT OF SHARES OR INITIAL PERIOD FEES

     Payment of Shares granted under the Plan pursuant to Section 4 or Section 5 above may be deferred by election of a Director in accordance with the provisions of this Section 6.

     (a) The Director may elect, by executing and delivering to the Company a Notice of Election to Defer Annual Fees in the form of Exhibit C hereto, on or before December 31st of any year to defer receipt of all (but not less than all) of his or her annual fees payable under the Plan in Shares pursuant to Section 4 or Section 5 above for the period beginning on January 1 of the following calendar year and continuing until the Company receives written notice from the Director terminating such deferral (a "Share Deferral Election"); provided, however, that (i) any Share Deferral Election for fees payable pursuant to
Section 4 or Section 5 above in respect of calendar year 1996 must be made on or before the date thirty days after the date on which the Plan is approved by the shareholders of the Company and (ii) the Director may make a Share Deferral Election for the calendar year in which he or she is first elected to the Board of Directors at any time on or before the date thirty days after the date on which he or she is first elected to the Board of Directors. Such deferred fees will be maintained and held in a separate memorandum account. Such fees will be received in Shares as provided below.

     (b) The Shares to be received by a Director who has made a Share Deferral Election with respect to such Shares shall be issued to the Director in annual installments as nearly equal in number as possible over a ten-year period
(or such longer or shorter period as the Committee may determine) beginning with the first day of the first calendar year immediately following the year in which the Director ceases to be a director. The Director shall not be deemed to be the legal or beneficial owner of any Shares until such Shares are distributed by the Company to the Director except that all cash and stock dividends otherwise payable on such Shares shall be credited to the Director's memorandum account.

     (c) If the Director has previously deferred cash fees pursuant to an Agreement to Defer Annual Fees with the Company (a "Prior Agreement"), the Director also may elect to receive all or a percentage of the cash fees which were deferred by the Director under such Prior Agreement prior to the effective date of his or her initial Share Deferral Election under this Section 6 and which are currently held in a memorandum account for the Director, together with accumulated interest thereon, in Shares rather than in cash. Such election may be made by checking the appropriate box on the Election form attached hereto as Exhibit C at the time the Director first makes a Share Deferral Election under this Section 6, which election shall be irrevocable
(if the Director is a Section 16 Person) and shall become effective on the date on which such Director's initial Share Election becomes effective. The number of Shares as to which such election is made will be equal to the amount of cash fees (and accumulated interest) as to which such election is made divided by the average of the "bid" and "ask" prices of the Common Stock on the over-the-counter market on the date on which such Election becomes effective (or, if such day is not a trading day, on the first trading day immediately following such date). If such election is made by the Director, interest on such deferred fees under such Director's Prior Agreement shall cease to accumulate from and after the effective date of the Director's election, and the Shares to which the Director will be entitled will be deferred and distributed in accordance with paragraph (b) above, except that if such election becomes effective during the period during which such deferred fees are payable in accordance with the Director's Prior Agreement, the Director shall receive such Shares over the remainder of such original deferral period.

     (d) In the event the Director ceases to be a director of the Company and becomes a proprietor, officer, partner, employee, or otherwise becomes affiliated with any business that is in competition with the Company, the entire balance of his or her deferred fees may, if directed by the Board of Directors, in its sole discretion, be issued immediately to the Director.

     (e) Upon the death of the Director prior to the expiration of the period during which the deferred amounts are payable, the balance of the shares issuable to the Director shall be issuable to his or her estate or other beneficiary designated by the Director in writing to the Company in full on the first day of the calendar year following the year in which he dies.

     (f) Except as otherwise provided in Section 5 with respect to Initial Period Fees and in any Prior Agreement to which a Director is a party with respect to cash fees previously deferred by such Director, no Director shall be entitled after the effective date of the Plan to defer receipt of compensation for attendance of meetings of the Board of Directors or any Committee of the Board of Directors unless and to the extent such Director has made a Share Election as to such fees.

7.   OTHER PROVISIONS RELATING TO SHARES

     (a) The Shares issued under the Plan may be treasury shares or newly-issued shares or may be shares purchased by the Company on the open market for a purchase price equal to the amount of the compensation which the Director has elected to receive in Shares (or, in the case of Shares issuable in respect of Initial Period Fees pursuant to Section 5 and Shares the receipt of which has been deferred pursuant to Section 6, the amount credited to the Director in his or her memorandum account at the time such Shares are purchased) and delivered to any Director. In cases where authorized but unissued or treasury Shares are used, the Common Stock shall be valued at the average of the "bid" and "ask" prices of the Common Stock in the over-the-counter market on the business day next preceding the date of the Board or Committee meeting or such other date on which such Shares shall become issuable to the Director under the Plan (or, if the Common Stock ceases to trade in the over-the-counter market and is traded on another exchange or on the Nasdaq National Market, by such other reasonable method or formula as may be determined by the Committee in its discretion). In cases where the Company purchases the Shares, it shall do so as of a date reasonably close to the date of the Board or Committee meeting.

     (b) None of the Shares issued under the Plan shall be subject to forfeiture upon the termination of a Director's service prior to completion of his or her term.

     (c) The obligation of the Company to deliver Shares to any Director who has elected to receive Shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed necessary or appropriate by the Company, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that any Shares reserved for issuance under the Plan shall have been duly listed on any national securities exchange or automated quotation system (including Nasdaq) which then constitutes the principal trading market for the Shares.
     (d) The Company, in its sole discretion, may register any Shares to be issued pursuant to the Plan under the Securities Act of 1933, as amended. In the event the Company elects not to register such Shares, each Director agrees to execute and deliver to the Company a certificate containing such representations as to his or her investment intent and other matters as the Company may reasonably require.

8.   ENROLLMENT IN DRP

     All Shares issued to each Director pursuant to the Plan shall, within five business days following the date of issuance to the Director (but in any event before the next record date for payment of dividends on the Common Stock), be enrolled in the Director's name in the DRP. The Director shall be entitled to exercise all rights to such Shares, including the right to withdraw such Shares from the DRP, in accordance with the terms of the DRP.

9.   MAXIMUM SHARES

     The maximum number of Shares that may be issued under the Plan during any calendar year may not exceed one percent (1%) of the highest number of the Corporation's issued and outstanding common stock calculated on a fully diluted basis, subject to adjustment as set forth in Section 10 below.

10.  ADJUSTMENTS

     The number and kind of Shares which may be issued under the Plan shall be automatically adjusted to prevent dilution or enlargement of the rights of Directors in the event of any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Company's corporate or capital structure.

11.  AMENDMENT, SUSPENSION AND DISCONTINUANCE

     The Board of Directors may at any time amend, suspend or discontinue the Plan, provided that, if shareholder approval of such action is necessary in order to ensure compliance with Rule 16b-3, such action shall be subject to approval by the holders of the Shares by the vote and in the manner required by Rule 16b-3.

12.  COMPLIANCE WITH RULE 16b-3

     The Company intends that the Plan and all transactions hereunder meet all of the requirements of Rule 16b-3 in order that the receipt of Shares by any Director hereunder be exempt from the provisions of Section 16(b) of the Exchange Act, and that any Director who elects to receive Shares under the Plan shall not, as a result thereof, lose his or her status as a "disinterested person" as defined in Rule 16b-3. Accordingly, if any provision of the Plan does not meet a requirement of Rule 16b-3 as then applicable to any such transaction, or would cause a Director who receives any Shares hereunder not to be a "disinterested person," such provision shall be construed or deemed amended to the extent necessary to meet such requirement and to preserve such status.

13.  GOVERNING LAW

     The Plan shall be applied and construed in accordance with and governed by the law of the Commonwealth of Pennsylvania and applicable Federal law.



                              SHARE ELECTION NOTICE

     The undersigned director ("Director") of F.N.B. Corporation (the "Corporation") and/or a subsidiary of the Corporation hereby elects, pursuant to the F.N.B. Corporation Directors' Compensation Plan (the "Plan"), to receive his or her compensation for attendance at meetings of the Board of Directors and Committees of the Board of Directors of the Corporation and its subsidiaries in shares of the Corporation's Common Stock rather than in cash.

     I acknowledge and agree that if I am a Section 16 Person (as defined in the Plan), my Share Election shall not become effective until the date six (6) months following the date this Notice has been executed and delivered to the Corporation and my Share Election shall remain effective until the date six (6) months after I have executed and delivered to the Corporation a notice terminating my Share Election. I further acknowledge that the provisions of the Plan shall govern my Share Election and all shares to be granted to me pursuant thereto.

     Executed as of the date and year set forth below.



                                   ---------------------------------
                                   Signature of Director


                                   ---------------------------------
                                   Name of Director


                                   Date:
                                          --------------------------














                                   Exhibit A

               NOTICE OF SHARE ELECTION FOR INITIAL PERIOD FEES

     The undersigned director ("Director") of F.N.B. Corporation (the "Corporation") and/or a subsidiary of the Corporation hereby elects, pursuant to the F.N.B. Corporation Directors' Compensation Plan (the "Plan"), to delay, for a period of six months after the date hereof, his or her receipt of the cash fees payable to the Director for attendance at meetings of the Board of Directors of the Corporation or its subsidiaries or committees thereof during the six months prior to the effective date of the Share Election Notice which the undersigned has executed and delivered along with this Notice ("Initial Period Fees"). The undersigned acknowledges and agrees that this election shall constitute an irrevocable election to receive such Initial Period Fees in shares of the Corporation's common stock rather than in cash as set forth in the Plan, which election shall become effective on the date six months following the date the Corporation receives this Notice.

     I acknowledge and agree that the provisions of the Plan shall govern my election to delay receipt of the fees which are subject to this Notice and to receive such fees in shares of Common Stock, the terms under which such fees will be held and my receipt of such shares of Common Stock.

     Executed as of the date and year set forth below.



                                   ---------------------------------
                                   Signature of Director


                                   ---------------------------------
                                   Name of Director


                                   Date:
                                         ---------------------------











                                    Exhibit B

                      NOTICE OF ELECTION TO DEFER ANNUAL FEES

     The undersigned director ("Director") of F.N.B. Corporation (the "Corporation") and/or a subsidiary of the Corporation hereby elects, pursuant to the F.N.B. Corporation Directors' Compensation Plan (the "Plan"), to defer receipt of all shares of the Corporation's Common Stock which may be issuable to the undersigned pursuant to the Plan for the calendar year beginning on the January 1 first following the date of this Notice (or, if this election is made within 30 calendar days after the date the Plan is approved by the shareholders of the Corporation or within 30 calendar days after the date on which the undersigned is first elected or appointed to the Board of Directors of the Corporation and/or a subsidiary of the Corporation, for the current calendar year) and each subsequent calendar year until the Corporation receives a notice from the undersigned revoking this Election to Defer Annual Fees.

          (Check if applicable:)

          ______ I hereby elect to receive _____% of the cash fees previously deferred by me under my Agreement with Director to Defer Annual Fees and held by the Corporation, together with accumulated interest thereon, in Shares rather than in cash as provided in and pursuant to the terms of Section 6 of the Plan.

     I acknowledge and agree that the provisions of the Plan shall govern my receipt of the shares of Common Stock which are subject to this Notice and all such Shares.

     Executed as of the date and year set forth below.

                                   ---------------------------------
                                   Signature of Director


                                   ---------------------------------
                                   Name of Director

                                   Date:
                                          --------------------------






                                    Exhibit C